Exhibit 99.1
Vertro, Inc. To Present at the NYSSA Third Annual Technology Innovators Microcap Investment Conference on May 19th
New York, NY - May 16, 2011 - Vertro, Inc. (NASDAQ: VTRO) will be presenting on Thursday May 19, 2011 at the NYSSA Third Annual Technology Innovators Microcap Investment Conference. The conference will be held at the NYSSA Conference Center, 1540 Broadway, New York, NY.
Vertro's President and CEO, Peter Corrao, will be presenting a company overview to conference delegates at approximately 9:30 a.m. (ET). A copy of Mr. Corrao's presentation will be included in a Form 8-K, which will be filed with the U.S. Securities and Exchange Commission and will be available via the Company's Investor Relations website at: http://www.vertro.com.
About Vertro, Inc.
Vertro, Inc. (NASDAQ: VTRO) is an Internet company that owns and operates the ALOT product portfolio. Through ALOT, consumers can discover apps which they can display through three specific products: ALOT Appbar, ALOT Toolbar and ALOT Home. These apps are developed in-house and by third party app developers and are designed to enhance the way people interact with content online. ALOT has millions of users across its products. Together these users conduct high-volumes of type-in-search queries, which are monetized through third-party search and content agreements.
Source: VTRO-G
Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to distribute and monetize our international products at rates sufficient to meet our expectations, (3) our ability to develop and successfully market new products and services, (4) the potential acceptance of new products in the market, and (5) the impact of changes to our monetization partners implementation guidelines. Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-Q for Q1 2011
Michael Buchanan
Director of Investor Relations
646-253-0606